The Cincinnati Insurance Company ■ The Cincinnati Indemnity Company
The Cincinnati Casualty Company ■ The Cincinnati Specialty Underwriters Insurance Company
The Cincinnati Life Insurance Company ■ CFC Investment Company ■ CSU Producer Resources Inc.
Cincinnati Global Underwriting Ltd. ■ Cincinnati Global Underwriting Agency Ltd.

Investor Contact: Dennis E. McDaniel, 513-870-2768
CINF-IR@cinfin.com

Media Contact: Betsy E. Ertel, 513-603-5323
Media_Inquiries@cinfin.com

Cincinnati Financial Reports Second-Quarter 2020 Results
Cincinnati, July 27, 2020 – Cincinnati Financial Corporation (Nasdaq: CINF) today reported:
•Second-quarter 2020 net income of $909 million, or $5.63 per share, compared with $428 million, or $2.59 per share, in the second quarter of 2019, after recognizing an $825 million second-quarter 2020 increase in the fair value of equity securities still held.
•$69 million or 49% decrease in non-GAAP operating income* to $71 million, or 44 cents per share, compared with $140 million, or 85 cents per share, in the second quarter of last year.
•$481 million increase in second-quarter 2020 net income, primarily due to the after-tax net effect of a $550 million increase in net investment gains partially offset by a $70 million decrease in after-tax property casualty underwriting income, including $79 million from catastrophe losses related to weather or civil unrest.
•$57.56 book value per share at June 30, 2020, down $2.99 or 5.0% since year-end.
•Negative 3.0% value creation ratio for the first six months of 2020, compared with positive 18.6% for the same period of 2019.
Financial Highlights

(Dollars in millions, except per share data)	Three months ended June 30,			Six months ended June 30,
	2020	2019	% Change	2020	2019	% Change
Revenue Data
Earned premiums	$1,482	$1,384	7	$2,938	$2,717	8
Investment income, net of expenses	166	160	4	331	317	4
Total revenues	2,714	1,913	42	2,615	4,072	(36)
Income Statement Data
Net income (loss)	$909	$428	112	$(317)	$1,123	nm
Investment gains and losses, after-tax	838	288	191	(525)	811	nm
Non-GAAP operating income*	$71	$140	(49)	$208	$312	(33)
Per Share Data (diluted)
Net income (loss)	$5.63	$2.59	117	$(1.96)	$6.81	nm
Investment gains and losses, after-tax	5.19	1.74	198	(3.25)	4.92	nm
Non-GAAP operating income*	$0.44	$0.85	(48)	$1.29	$1.89	(32)

Book value				$57.56	$55.92	3
Cash dividend declared	$0.60	$0.56	7	$1.20	$1.12	7
Diluted weighted average shares outstanding	161.5	165.2	(2)	161.5	164.9	(2)

* The Definitions of Non-GAAP Information and Reconciliation to Comparable GAAP Measures defines and reconciles measures presented in this release that are not based on U.S. Generally Accepted Accounting Principles.
 Forward-looking statements and related assumptions are subject to the risks outlined in the company’s safe harbor statement.
                   CINF 2Q20 Release 1

Insurance Operations Highlights
•103.1% second-quarter 2020 property casualty combined ratio, up from 96.5% for the second quarter of 2019.
•6% growth in second-quarter net written premiums, reflecting price increases and premium growth initiatives.
•$210 million second-quarter 2020 property casualty new business written premiums, down 1%. Agencies appointed since the beginning of 2019 contributed $17 million or 8% of total new business written premiums.
•$12 million second-quarter 2020 life insurance subsidiary net income, up $4 million from the second quarter of 2019, and 9% growth in second-quarter 2020 term life insurance earned premiums.
Investment and Balance Sheet Highlights
•4% or $6 million increase in second-quarter 2020 pretax investment income, including a 6% increase for stock portfolio dividends and a 3% increase for bond interest income.
•Three-month increase of 9% in fair value of total investments at June 30, 2020, including a 18% increase for the stock portfolio and a 5% increase for the bond portfolio.
•$3.074 billion parent company cash and marketable securities at June 30, 2020, down 7% from year-end 2019.

Focused on Business Fundamentals
Steven J. Johnston, chairman, president and CEO, commented: “Against the backdrop of a challenging second quarter, we continued to be a source of stability for our agents and policyholders.

“Our efforts, along with those of our insurance industry peers, have helped affected communities build themselves back up. Together, we are helping our policyholders quickly get back to business in the wake of weather and civil unrest-related catastrophes. These two types of catastrophes demonstrate the power of spreading risk – as insurance was designed to do. By pooling premiums for covered risks that are limited in duration and geography, the industry can help businesses and families restore lives and livelihoods.

“For our company, $231 million of catastrophe-related losses, plus $65 million of pandemic-related loss and expense effects, resulted in an underwriting loss of $41 million in the second quarter. As previously announced, the impact of catastrophe losses this quarter was higher than our five-year second-quarter average of 9.8 points. Catastrophes accounted for 16.5 points of our 103.1% second-quarter combined ratio and 12.8 points of our 100.8% six-month combined ratio.

“Keeping focused on our business fundamentals allowed us to continue enhancing our core underwriting book as measured by our six-month combined ratio before catastrophe losses and before development of reserves for prior accident years. At a satisfactory 90.4%, that ratio improved 1.9 points over the same period last year.

“Through the first half of 2020 our property casualty net written premiums grew 8%, reflecting strong renewal pricing. While we continue to use sophisticated data models and experienced underwriter judgement to charge an appropriate price for each risk, on average commercial, personal and excess insurance pricing rose at a percentage in the mid-single digits.”

Accounting Rule Creates Volatility in Results
“Our net income for the second quarter of 2020 again experienced a dramatic swing, more than doubling our 2019 quarterly result, due mainly to an increase in the fair value of equity securities we still hold.

“To reiterate, we believe that the 2018 Financial Accounting Standards Board’s rule change to include changes in unrealized investment gains of equity investment securities as a part of net income continues to produce increased volatility in the company’s results and can cause confusion for investors.

“At June 30, our book value per share – at $57.56 – is down 5.0% compared with year-end 2019. While it wasn't enough to recoup the entire effect of lower valuation in securities markets we experienced at the end of March, the rebound in our equity portfolio helped to improve book value by $7.54 compared with March 31, 2020.

“Looking ahead, we are maintaining a long-term perspective with our investment philosophy and aren't swayed by periodic market volatility. We remain focused on our insurance business and are confident it's in excellent shape to provide cash for investment and earnings that support future shareholder dividends and add to book value. Our dedicated team, and experienced and professional claims associates coupled with our robust business continuity plans have positioned us to proactively manage risks and promptly pay covered claims, all while delivering long-term value for our shareholders.”
                   CINF 2Q20 Release 2

Insurance Operations Highlights
Consolidated Property Casualty Insurance Results

(Dollars in millions)	Three months ended June 30,			Six months ended June 30,
	2020	2019	% Change	2020	2019	% Change
Earned premiums	$1,403	$1,317	7	$2,792	$2,584	8
Fee revenues	2	2	0	5	5	0
Total revenues	1,405	1,319	7	2,797	2,589	8

Loss and loss expenses	1,007	863	17	1,937	1,653	17
Underwriting expenses	439	408	8	877	797	10
Underwriting profit (loss)	$(41)	$48	nm	$(17)	$139	nm

Ratios as a percent of earned premiums:			Pt. Change			Pt. Change
Loss and loss expenses	71.8%	65.6%	6.2	69.4%	64.0%	5.4
Underwriting expenses	31.3	30.9	0.4	31.4	30.8	0.6
Combined ratio	103.1%	96.5%	6.6	100.8%	94.8%	6.0

			% Change			% Change
Agency renewal written premiums	$1,244	$1,186	5	$2,442	$2,316	5
Agency new business written premiums	210	212	(1)	425	393	8
Other written premiums	105	78	35	210	148	42
Net written premiums	$1,559	$1,476	6	$3,077	$2,857	8

Ratios as a percent of earned premiums:			Pt. Change			Pt. Change
Current accident year before catastrophe losses	58.2%	60.9%	(2.7)	59.0%	61.5%	(2.5)
Current accident year catastrophe losses	16.9	11.1	5.8	13.2	8.4	4.8
Prior accident years before catastrophe losses	(2.9)	(5.3)	2.4	(2.4)	(5.4)	3.0
Prior accident years catastrophe losses	(0.4)	(1.1)	0.7	(0.4)	(0.5)	0.1
Loss and loss expense ratio	71.8%	65.6%	6.2	69.4%	64.0%	5.4

Current accident year combined ratio before catastrophe losses	89.5%	91.8%	(2.3)	90.4%	92.3%	(1.9)

•$83 million or 6% growth of second-quarter 2020 property casualty net written premiums, and six-month growth of 8%, reflecting premium growth initiatives and price increases. Second-quarter growth included a contribution of 1% from the combination of Cincinnati Re® and Cincinnati Global Underwriting Ltd.SM.
•$2 million or 1% decrease in second-quarter 2020 new business premiums written by agencies. The decrease reflected pandemic-related slowing of submissions from agents, partially offset by a $17 million increase in standard market property casualty production from agencies appointed since the beginning of 2019.
•95 new agency appointments in the first six months of 2020, including 23 that market only our personal lines products.
•6.6 percentage-point increase in the second-quarter 2020 combined ratio and a 6.0 percentage-point increase for the six-month period. The higher combined ratios included increases of 6.5 points and 4.9 points for losses from catastrophes plus 4.6 points and 2.5 points of pandemic-related losses or expenses, respectively.
•3.3 percentage-point second-quarter 2020 benefit from favorable prior accident year reserve development of $47 million, compared with 6.4 points or $84 million for second-quarter 2019.
•2.8 percentage-point six-month 2020 benefit from favorable prior accident year reserve development, compared with 5.9 points for the first six months of 2019.
•2.5 percentage-point improvement, to 59.0%, for the six-month 2020 ratio of current accident year losses and loss expenses before catastrophes, including an increase of 0.4 points in the ratio for current accident year losses of $1 million or more per claim.
•0.4 percentage-point increase in the second-quarter 2020 underwriting expense ratio, compared with the same period of 2019, primarily due to the $16 million Stay-at-Home policyholder credit for personal auto policies.
                   CINF 2Q20 Release 3

Commercial Lines Insurance Results

(Dollars in millions)	Three months ended June 30,			Six months ended June 30,
	2020	2019	% Change	2020	2019	% Change
Earned premiums	$870	$823	6	$1,733	$1,633	6
Fee revenues	1	1	0	2	2	0
Total revenues	871	824	6	1,735	1,635	6

Loss and loss expenses	596	550	8	1,204	1,031	17
Underwriting expenses	267	262	2	543	516	5
Underwriting profit (loss)	$8	$12	(33)	$(12)	$88	nm

Ratios as a percent of earned premiums:			Pt. Change			Pt. Change
Loss and loss expenses	68.4%	66.8%	1.6	69.5%	63.1%	6.4
Underwriting expenses	30.7	31.8	(1.1)	31.3	31.6	(0.3)
Combined ratio	99.1%	98.6%	0.5	100.8%	94.7%	6.1

			% Change			% Change
Agency renewal written premiums	$794	$767	4	$1,636	$1,566	4
Agency new business written premiums	134	137	(2)	288	257	12
Other written premiums	(20)	(25)	20	(44)	(48)	8
Net written premiums	$908	$879	3	$1,880	$1,775	6

Ratios as a percent of earned premiums:			Pt. Change			Pt. Change
Current accident year before catastrophe losses	58.9%	61.2%	(2.3)	60.0%	62.1%	(2.1)
Current accident year catastrophe losses	14.6	12.7	1.9	12.4	8.4	4.0
Prior accident years before catastrophe losses	(4.5)	(6.1)	1.6	(2.4)	(6.5)	4.1
Prior accident years catastrophe losses	(0.6)	(1.0)	0.4	(0.5)	(0.9)	0.4
Loss and loss expense ratio	68.4%	66.8%	1.6	69.5%	63.1%	6.4

Current accident year combined ratio before catastrophe losses	89.6%	93.0%	(3.4)	91.3%	93.7%	(2.4)

•$29 million or 3% increase in second-quarter 2020 commercial lines net written premiums, primarily due to higher renewal written premiums. Six percent increase in six-month net written premiums.
•$27 million or 4% increase in second-quarter renewal written premiums, with commercial lines average renewal pricing increases near the low end of the mid-single-digit percent range.
•$3 million or 2% decrease in second-quarter 2020 new business written by agencies, slowing significantly from 28% growth for the first quarter of the year. New business written premiums are largely driven by submissions from agents for us to quote premiums for policies. During the first half of the second quarter, submission volume was less than a year ago, but during the quarter's second half it was more than last year, as government restrictions eased and businesses re-opened.
•0.5 percentage-point increase in the second-quarter 2020 combined ratio and a 6.1 percentage-point increase for the six-month period, including increases of 2.3 points and 4.4 points, respectively, for losses from catastrophes.
•5.1 percentage-point second-quarter 2020 benefit from favorable prior accident year reserve development of $45 million, compared with 7.1 points or $58 million for second-quarter 2019.
•2.9 percentage-point six-month 2020 benefit from favorable prior accident year reserve development, compared with 7.4 points for the first six months of 2019.
                   CINF 2Q20 Release 4

Personal Lines Insurance Results

(Dollars in millions)	Three months ended June 30,			Six months ended June 30,
	2020	2019	% Change	2020	2019	% Change
Earned premiums	$364	$348	5	$723	$692	4
Fee revenues	1	1	0	2	2	0
Total revenues	365	349	5	725	694	4

Loss and loss expenses	286	240	19	517	490	6
Underwriting expenses	122	104	17	230	203	13
Underwriting profit (loss)	$(43)	$5	nm	$(22)	$1	nm

Ratios as a percent of earned premiums:			Pt. Change			Pt. Change
Loss and loss expenses	78.9%	68.9%	10.0	71.6%	70.7%	0.9
Underwriting expenses	33.4	30.0	3.4	31.8	29.4	2.4
Combined ratio	112.3%	98.9%	13.4	103.4%	100.1%	3.3

			% Change			% Change
Agency renewal written premiums	$387	$365	6	$681	$647	5
Agency new business written premiums	44	47	(6)	78	82	(5)
Other written premiums	(8)	(10)	20	(17)	(18)	6
Net written premiums	$423	$402	5	$742	$711	4

Ratios as a percent of earned premiums:			Pt. Change			Pt. Change
Current accident year before catastrophe losses	53.8%	62.1%	(8.3)	56.9%	61.4%	(4.5)
Current accident year catastrophe losses	25.3	11.0	14.3	18.7	10.9	7.8
Prior accident years before catastrophe losses	0.0	(3.2)	3.2	(3.2)	(2.3)	(0.9)
Prior accident years catastrophe losses	(0.2)	(1.0)	0.8	(0.8)	0.7	(1.5)
Loss and loss expense ratio	78.9%	68.9%	10.0	71.6%	70.7%	0.9

Current accident year combined ratio before catastrophe losses	87.2%	92.1%	(4.9)	88.7%	90.8%	(2.1)

•$21 million or 5% increase in second-quarter 2020 personal lines net written premiums, driven by higher renewal written premiums that benefited from rate increases averaging in the mid-single-digit percent range. Second-quarter 2020 net written premiums from our agencies’ high net worth clients grew 24%, to $144 million. Four percent increase in six-month net written premiums.
•$3 million or 6% decrease in second-quarter 2020 new business written by agencies, in part due to underwriting and pricing discipline, particularly in select states. New business written premiums are largely driven by submissions from agents for us to quote premiums for policies. During the first half of the second quarter, submission volume was less than a year ago, but during the quarter's second half it was more than last year, as stay-at-home restrictions eased.
•13.4 percentage-point increase in the second-quarter 2020 combined ratio and a 3.3 percentage-point increase for the six-month period, including increases of 15.1 points and 6.3 points for losses from catastrophes.
•Less than $1 million second-quarter 2020 benefit from favorable prior accident year reserve development, compared with $14 million for the second quarter of 2019.
•4.0 percentage-point six-month 2020 benefit from favorable prior accident year reserve development, compared with 1.6 points for the first six months of 2019.

                   CINF 2Q20 Release 5

Excess and Surplus Lines Insurance Results

(Dollars in millions)	Three months ended June 30,			Six months ended June 30,
	2020	2019	% Change	2020	2019	% Change
Earned premiums	$78	$67	16	$156	$130	20
Fee revenues	—	—	0	1	1	0
Total revenues	78	67	16	157	131	20

Loss and loss expenses	57	29	97	102	62	65
Underwriting expenses	22	21	5	47	41	15
Underwriting profit (loss)	$(1)	$17	nm	$8	$28	(71)

Ratios as a percent of earned premiums:			Pt. Change			Pt. Change
Loss and loss expenses	73.6%	45.1%	28.5	65.5%	48.3%	17.2
Underwriting expenses	28.4	31.0	(2.6)	30.0	31.4	(1.4)
Combined ratio	102.0%	76.1%	25.9	95.5%	79.7%	15.8

			% Change			% Change
Agency renewal written premiums	$63	$54	17	$125	$103	21
Agency new business written premiums	32	28	14	59	54	9
Other written premiums	(4)	(4)	0	(8)	(8)	0
Net written premiums	$91	$78	17	$176	$149	18

Ratios as a percent of earned premiums:			Pt. Change			Pt. Change
Current accident year before catastrophe losses	59.0%	50.8%	8.2	57.4%	53.1%	4.3
Current accident year catastrophe losses	3.6	0.7	2.9	2.0	0.5	1.5
Prior accident years before catastrophe losses	11.2	(6.2)	17.4	5.9	(5.2)	11.1
Prior accident years catastrophe losses	(0.2)	(0.2)	0.0	0.2	(0.1)	0.3
Loss and loss expense ratio	73.6%	45.1%	28.5	65.5%	48.3%	17.2

Current accident year combined ratio before catastrophe losses	87.4%	81.8%	5.6	87.4%	84.5%	2.9

•$13 million or 17% increase in second-quarter 2020 excess and surplus lines net written premiums, including higher renewal written premiums that benefited from rate increases averaging in the mid-single-digit percent range. Eighteen percent increase in six-month net written premiums.
•$4 million or 14% increase in second-quarter new business written by agencies, as we continue to carefully underwrite each policy in a highly competitive market.
•25.9 percentage-point increase in the second-quarter 2020 combined ratio and a 15.8 percentage-point increase for the six-month period, largely due to less favorable prior accident year reserve development.
•4.3 percentage-point increase, to 57.4%, for the six-month 2020 ratio of current accident year losses and loss expenses before catastrophes, including an increase of 8.0 points in the ratio for incurred but not reported (IBNR) reserves that reflect more prudent reserving overall.
•$8 million of second-quarter 2020 unfavorable prior accident year reserve development, including a $9 million increase in IBNR reserves, compared with $5 million of favorable development for second-quarter 2019.
•$9 million of six-month 2020 unfavorable prior accident year reserve development, compared with favorable development of $7 million for the first six months of 2019. The $9 million of unfavorable development included $11 million for accident years prior to 2017, as claims on average are remaining open longer than previously expected.

                   CINF 2Q20 Release 6

Life Insurance Subsidiary Results

(Dollars in millions)	Three months ended June 30,			Six months ended June 30,
	2020	2019	% Change	2020	2019	% Change
Term life insurance	$51	$47	9	$98	$92	7
Universal life insurance	16	10	60	24	20	20
Other life insurance, annuity, and disability income products	12	10	20	24	21	14
Earned premiums	79	67	18	146	133	10
Investment income, net of expenses	39	38	3	78	76	3
Investment gains and losses, net	1	(1)	nm	(31)	(2)	nm
Fee revenues	1	1	0	1	2	(50)
Total revenues	120	105	14	194	209	(7)
Contract holders’ benefits incurred	79	73	8	152	143	6
Underwriting expenses incurred	25	22	14	43	44	(2)
Total benefits and expenses	104	95	9	195	187	4
Net income (loss) before income tax	16	10	60	(1)	22	nm
Income tax provision	4	2	100	—	4	(100)
Net income (loss) of the life insurance subsidiary	$12	$8	50	$(1)	$18	nm

•$12 million or 18% increase in second-quarter 2020 earned premiums, including a 9% increase for term life insurance, our largest life insurance product line.
•$19 million decrease in six-month 2020 life insurance subsidiary net income, primarily due to increased investment losses resulting from impairments of fixed-maturity securities.
•$56 million or 5% six-month 2020 increase, to $1.294 billion, in GAAP shareholders’ equity for the life insurance subsidiary, primarily from an increase in unrealized investment gains.

                   CINF 2Q20 Release 7

Investment and Balance Sheet Highlights
Investments Results

(Dollars in millions)	Three months ended June 30,			Six months ended June 30,
	2020	2019	% Change	2020	2019	% Change
Investment income, net of expenses	$166	$160	4	$331	$317	4
Investment interest credited to contract holders	(25)	(25)	0	(51)	(49)	(4)
Investment gains and losses, net	1,060	364	191	(665)	1,027	nm
Investments profit (loss)	$1,201	$499	141	$(385)	$1,295	nm

Investment income:
Interest	$114	$111	3	$226	$222	2
Dividends	53	50	6	106	96	10
Other	2	2	0	5	5	0
Less investment expenses	3	3	0	6	6	0
Investment income, pretax	166	160	4	331	317	4
Less income taxes	25	25	0	51	49	4
Total investment income, after-tax	$141	$135	4	$280	$268	4

Investment returns:
Average invested assets plus cash and cash equivalents	$18,759	$18,648		$19,672	$18,194
Average yield pretax	3.54%	3.43%		3.37%	3.48%
Average yield after-tax	3.01	2.90		2.85	2.95
Effective tax rate	15.6	15.6		15.5	15.6
Fixed-maturity returns:
Average amortized cost	$11,107	$10,783		$11,124	$10,738
Average yield pretax	4.11%	4.12%		4.06%	4.13%
Average yield after-tax	3.42	3.43		3.39	3.45
Effective tax rate	16.7	16.6		16.6	16.6

•$6 million or 4% rise in second-quarter 2020 pretax investment income, including a 6% increase in equity portfolio dividends and a 3% increase in interest income.
•$1.566 billion second-quarter 2020 pretax total investment gains, summarized on the table below. Changes in unrealized gains or losses reported in other comprehensive income, in addition to investment gains and losses reported in net income, are useful for evaluating total investment performance over time and are major components of changes in book value and the value creation ratio.

(Dollars in millions)	Three months ended June 30,		Six months ended June 30,
	2020	2019	2020	2019
Investment gains and losses on equity securities sold, net	$24	$11	$17	$23
Unrealized gains and losses on equity securities still held, net	1,044	355	(602)	999
Investment gains and losses on fixed-maturity securities, net	—	(1)	(75)	1
Other	(8)	(1)	(5)	4
Subtotal - investment gains and losses reported in net income	1,060	364	(665)	1,027
Change in unrealized investment gains and losses - fixed maturities	506	200	182	442
Total	$1,566	$564	$(483)	$1,469

                   CINF 2Q20 Release 8

Balance Sheet Highlights

(Dollars in millions, except share data)	At June 30,	At December 31,
	2020	2019
Total investments	$19,487	$19,746
Total assets	25,450	25,408
Short-term debt	122	39
Long-term debt	788	788
Shareholders’ equity	9,258	9,864
Book value per share	57.56	60.55
Debt-to-total-capital ratio	8.9%	7.7%

•$20.193 billion in consolidated cash and total investments at June 30, 2020, a decrease of 2% from $20.513 billion at year-end 2019.
•$11.911 billion bond portfolio at June 30, 2020, with an average rating of A3/A. Fair value increased $571 million during the second quarter of 2020.
•$7.317 billion equity portfolio was 37.5% of total investments, including $3.565 billion in appreciated value before taxes at June 30, 2020. Second-quarter 2020 increase in fair value of $1.092 billion or 18%.
•$5.155 billion of statutory surplus for the property casualty insurance group at June 30, 2020, down $465 million from $5.620 billion at year-end 2019, after declaring $225 million in dividends to the parent company. For the 12 months ended June 30, 2020, the ratio of net written premiums to surplus was 1.1-to-1, compared with 1.0-to-1 at year-end 2019.
•$7.54 second-quarter 2020 increase in book value per share, including additions of $0.44 from net income before investment gains, $7.74 from investment portfolio net investment gains or changes in unrealized gains for fixed-maturity securities, partially offset by a deduction of $0.60 from dividends declared to shareholders and $0.04 for other items.
•Value creation ratio of negative 3.0% for the first six months of 2020, including positive 2.1% from net income before investment gains, which includes underwriting and investment income, and negative 3.9% from investment portfolio net investment losses and changes in unrealized gains for fixed-maturity securities and negative 1.2% from other items.

For additional information or to register for our conference call webcast, please visit cinfin.com/investors.
About Cincinnati Financial
Cincinnati Financial Corporation offers primarily business, home and auto insurance, our main business, through The Cincinnati Insurance Company and its two standard market property casualty companies. The same local independent insurance agencies that market those policies may offer products of our other subsidiaries, including life insurance, fixed annuities and surplus lines property and casualty insurance. For additional information about the company, please visit cinfin.com.

Mailing Address:      Street Address:
P.O. Box 145496      6200 South Gilmore Road
Cincinnati, Ohio 45250-5496     Fairfield, Ohio 45014-5141

                   CINF 2Q20 Release 9

Safe Harbor Statement
This is our “Safe Harbor” statement under the Private Securities Litigation Reform Act of 1995. Our business is subject to certain risks and uncertainties that may cause actual results to differ materially from those suggested by the forward-looking statements in this report. Some of those risks and uncertainties are discussed in our 2019 Annual Report on Form 10-K, Item 1A, Risk Factors, Page 35.
Factors that could cause or contribute to such differences include, but are not limited to:
•Effects of the COVID-19 pandemic that could affect results for reasons such as:
◦Securities market disruption or volatility and related effects such as decreased economic activity that affect the company’s investment portfolio and book value
◦An unusually high level of claims in our insurance or reinsurance operations that increase litigation-related expenses
◦An unusually high level of insurance losses, including risk of legislation or court decisions extending business interruption insurance to require coverage when there was no direct physical damage or loss to property
◦Decreased premium revenue from disruption to our distribution channel of independent agents, consumer self-isolation, travel limitations, business restrictions and decreased economic activity
◦Inability of our workforce, agencies or vendors to perform necessary business functions
•Unusually high levels of catastrophe losses due to risk concentrations, changes in weather patterns, environmental events, terrorism incidents or other causes
•Increased frequency and/or severity of claims or development of claims that are unforeseen at the time of policy issuance
•Inadequate estimates, assumptions or reliance on third-party data used for critical accounting estimates
•Declines in overall stock market values negatively affecting the company’s equity portfolio and book value
•Prolonged low interest rate environment or other factors that limit the company’s ability to generate growth in investment income or interest rate fluctuations that result in declining values of fixed-maturity investments, including declines in accounts in which we hold bank-owned life insurance contract assets
•Domestic and global events resulting in capital market or credit market uncertainty, followed by prolonged periods of economic instability or recession, that lead to:
◦Significant or prolonged decline in the fair value of a particular security or group of securities and impairment of the asset(s)
◦Significant decline in investment income due to reduced or eliminated dividend payouts from a particular security or group of securities
◦Significant rise in losses from surety and director and officer policies written for financial institutions or other insured entities
•Our inability to integrate Cincinnati Global and its subsidiaries into our on-going operations, or disruptions to our on-going operations due to such integration
•Recession or other economic conditions resulting in lower demand for insurance products or increased payment delinquencies
•Difficulties with technology or data security breaches, including cyberattacks, that could negatively affect our ability to conduct business; disrupt our relationships with agents, policyholders and others; cause reputational damage, mitigation expenses and data loss and expose us to liability under federal and state laws
•Disruption of the insurance market caused by technology innovations such as driverless cars that could decrease consumer demand for insurance products
•Delays, inadequate data developed internally or from third parties, or performance inadequacies from ongoing development and implementation of underwriting and pricing methods, including telematics and other usage-based insurance methods, or technology projects and enhancements expected to increase our pricing accuracy, underwriting profit and competitiveness
•Increased competition that could result in a significant reduction in the company’s premium volume
•Changing consumer insurance-buying habits and consolidation of independent insurance agencies that could alter our competitive advantages
•Inability to obtain adequate ceded reinsurance on acceptable terms, amount of reinsurance coverage purchased, financial strength of reinsurers and the potential for nonpayment or delay in payment by reinsurers
•Inability to defer policy acquisition costs for any business segment if pricing and loss trends would lead management to conclude that segment could not achieve sustainable profitability
                   CINF 2Q20 Release 10

•Inability of our subsidiaries to pay dividends consistent with current or past levels
•Events or conditions that could weaken or harm the company’s relationships with its independent agencies and hamper opportunities to add new agencies, resulting in limitations on the company’s opportunities for growth, such as:
◦Downgrades of the company’s financial strength ratings
◦Concerns that doing business with the company is too difficult
◦Perceptions that the company’s level of service, particularly claims service, is no longer a distinguishing characteristic in the marketplace
◦Inability or unwillingness to nimbly develop and introduce coverage product updates and innovations that our competitors offer and consumers expect to find in the marketplace
•Actions of insurance departments, state attorneys general or other regulatory agencies, including a change to a federal system of regulation from a state-based system, that:
◦Impose new obligations on us that increase our expenses or change the assumptions underlying our critical accounting estimates
◦Place the insurance industry under greater regulatory scrutiny or result in new statutes, rules and regulations
◦Restrict our ability to exit or reduce writings of unprofitable coverages or lines of business
◦Add assessments for guaranty funds, other insurance-related assessments or mandatory reinsurance arrangements; or that impair our ability to recover such assessments through future surcharges or other rate changes
◦Increase our provision for federal income taxes due to changes in tax law
◦Increase our other expenses
◦Limit our ability to set fair, adequate and reasonable rates
◦Place us at a disadvantage in the marketplace
◦Restrict our ability to execute our business model, including the way we compensate agents
•Adverse outcomes from litigation or administrative proceedings
•Events or actions, including unauthorized intentional circumvention of controls, that reduce the company’s future ability to maintain effective internal control over financial reporting under the Sarbanes-Oxley Act of 2002
•Unforeseen departure of certain executive officers or other key employees due to retirement, health or other causes that could interrupt progress toward important strategic goals or diminish the effectiveness of certain longstanding relationships with insurance agents and others
•Events, such as an epidemic, natural catastrophe or terrorism, that could hamper our ability to assemble our workforce at our headquarters location
Further, the company’s insurance businesses are subject to the effects of changing social, global, economic and regulatory environments. Public and regulatory initiatives have included efforts to adversely influence and restrict premium rates, restrict the ability to cancel policies, impose underwriting standards and expand overall regulation. The company also is subject to public and regulatory initiatives that can affect the market value for its common stock, such as measures affecting corporate financial reporting and governance. The ultimate changes and eventual effects, if any, of these initiatives are uncertain.

* * *

                   CINF 2Q20 Release 11

Cincinnati Financial Corporation
Condensed Consolidated Balance Sheets and Statements of Income (unaudited)

(Dollars in millions)			June 30,	December 31,
			2020	2019
Assets
Investments			$19,487	$19,746
Cash and cash equivalents			706	767
Premiums receivable			2,051	1,777
Reinsurance recoverable			528	610
Deferred policy acquisition costs			834	774
Other assets			1,844	1,734
Total assets			$25,450	$25,408

Liabilities
Insurance reserves			$9,344	$8,982
Unearned premiums			3,107	2,788
Deferred income tax			979	1,079
Long-term debt and lease obligations			845	846
Other liabilities			1,917	1,849
Total liabilities			16,192	15,544

Shareholders’ Equity
Common stock and paid-in capital			1,706	1,703
Retained earnings			8,745	9,257
Accumulated other comprehensive income			597	448
Treasury stock			(1,790)	(1,544)
Total shareholders' equity			9,258	9,864
Total liabilities and shareholders' equity			$25,450	$25,408

(Dollars in millions, except per share data)	Three months ended June 30,		Six months ended June 30,
	2020	2019	2020	2019
Revenues
Earned premiums	$1,482	$1,384	$2,938	$2,717
Investment income, net of expenses	166	160	331	317
Investment gains and losses, net	1,060	364	(665)	1,027
Other revenues	6	5	11	11
Total revenues	2,714	1,913	2,615	4,072

Benefits and Expenses
Insurance losses and contract holders' benefits	1,086	936	2,089	1,796
Underwriting, acquisition and insurance expenses	464	430	920	841
Interest expense	14	13	27	26
Other operating expenses	5	4	10	12
Total benefits and expenses	1,569	1,383	3,046	2,675

Income (Loss) Before Income Taxes	1,145	530	(431)	1,397

Provision (Benefit) for Income Taxes	236	102	(114)	274

Net Income (Loss)	$909	$428	$(317)	$1,123

Per Common Share:
Net income (loss)—basic	$5.65	$2.62	$(1.96)	$6.89
Net income (loss)—diluted	5.63	2.59	(1.96)	6.81

                   CINF 2Q20 Release 12

Definitions of Non-GAAP Information and Reconciliation to Comparable GAAP Measures
(See attached tables for reconciliations; additional prior-period reconciliations available at cinfin.com/investors.)
Cincinnati Financial Corporation prepares its public financial statements in conformity with accounting principles generally accepted in the United States of America (GAAP). Statutory data is prepared in accordance with statutory accounting rules for insurance company regulation in the United States of America as defined by the National Association of Insurance Commissioners’ (NAIC) Accounting Practices and Procedures Manual, and therefore is not reconciled to GAAP data.
Management uses certain non-GAAP financial measures to evaluate its primary business areas – property casualty insurance, life insurance and investments. Management uses these measures when analyzing both GAAP and non-GAAP results to improve its understanding of trends in the underlying business and to help avoid incorrect or misleading assumptions and conclusions about the success or failure of company strategies. Management adjustments to GAAP measures generally: apply to non-recurring events that are unrelated to business performance and distort short-term results; involve values that fluctuate based on events outside of management’s control; supplement reporting segment disclosures with disclosures for a subsidiary company or for a combination of subsidiaries or reporting segments; or relate to accounting refinements that affect comparability between periods, creating a need to analyze data on the same basis.
•Non-GAAP operating income: Non-GAAP operating income is calculated by excluding investment gains and losses (defined as investment gains and losses after applicable federal and state income taxes) and other significant non-recurring items from net income. Management evaluates non-GAAP operating income to measure the success of pricing, rate and underwriting strategies. While investment gains (or losses) are integral to the company’s insurance operations over the long term, the determination to realize investment gains or losses on fixed-maturity securities sold in any period may be subject to management’s discretion and is independent of the insurance underwriting process. Also, under applicable GAAP accounting requirements, gains and losses are recognized from certain changes in market values of securities without actual realization. Management believes that the level of investment gains or losses for any particular period, while it may be material, may not fully indicate the performance of ongoing underlying business operations in that period.
For these reasons, many investors and shareholders consider non-GAAP operating income to be one of the more meaningful measures for evaluating insurance company performance. Equity analysts who report on the insurance industry and the company generally focus on this metric in their analyses. The company presents non-GAAP operating income so that all investors have what management believes to be a useful supplement to GAAP information.
• Consolidated property casualty insurance results: To supplement reporting segment disclosures related to our property casualty insurance operations, we also evaluate results for those operations on a basis that includes results for our property casualty insurance and brokerage services subsidiaries. That is the total of our commercial lines, personal lines and our excess and surplus lines segments plus our reinsurance assumed operations known as Cincinnati Re and our London-based global specialty underwriter known as Cincinnati Global.
•Life insurance subsidiary results: To supplement life insurance reporting segment disclosures related to our life insurance operation, we also evaluate results for that operation on a basis that includes life insurance subsidiary investment income, or investment income plus investment gains and losses, that are also included in our investments reporting segment. We recognize that assets under management, capital appreciation and investment income are integral to evaluating the success of the life insurance segment because of the long duration of life products.

                   CINF 2Q20 Release 13

Cincinnati Financial Corporation

Net Income Reconciliation

(Dollars in millions, except per share data)	Three months ended June 30,		Six months ended June 30,
	2020	2019	2020	2019
Net income (loss)	$909	$428	$(317)	$1,123
Less:
Investment gains and losses, net	1,060	364	(665)	1,027
Income tax on investment gains and losses	(222)	(76)	140	(216)
Investment gains and losses, after-tax	838	288	(525)	811
Non-GAAP operating income	$71	$140	$208	$312

Diluted per share data:
Net income (loss)	$5.63	$2.59	$(1.96)	$6.81
Less:
Investment gains and losses, net	6.56	2.20	(4.12)	6.23
Income tax on investment gains and losses	(1.37)	(0.46)	0.87	(1.31)
Investment gains and losses, after-tax	5.19	1.74	(3.25)	4.92
Non-GAAP operating income	$0.44	$0.85	$1.29	$1.89

Life Insurance Reconciliation

(Dollars in millions)	Three months ended June 30,		Six months ended June 30,
	2020	2019	2020	2019
Net income (loss) of the life insurance subsidiary	$12	$8	$(1)	$18
Investment gains and losses, net	1	(1)	(31)	(2)
Income tax on investment gains and losses	—	—	(7)	—
Non-GAAP operating income	11	9	23	20

Investment income, net of expenses	(39)	(38)	(78)	(76)
Investment income credited to contract holders	25	25	51	49
Income tax excluding tax on investment gains and losses, net	4	2	7	4
Life insurance segment profit (loss)	$1	$(2)	$3	$(3)

                   CINF 2Q20 Release 14

Property Casualty Insurance Reconciliation
(Dollars in millions)	Three months ended June 30, 2020
	Consolidated	Commercial	Personal	E&S	Other*
Premiums:
Written premiums	$1,559	$908	$423	$91	137
Unearned premiums change	(156)	(38)	(59)	(13)	(46)
Earned premiums	$1,403	$870	$364	$78	$91

Underwriting profit (loss)	$(41)	$8	$(43)	$(1)	$(5)

(Dollars in millions)	Six months ended June 30, 2020
	Consolidated	Commercial	Personal	E&S	Other*
Premiums:
Written premiums	$3,077	$1,880	$742	$176	$279
Unearned premiums change	(285)	(147)	(19)	(20)	(99)
Earned premiums	$2,792	$1,733	$723	$156	$180

Underwriting profit (loss)	$(17)	$(12)	$(22)	$8	$9

(Dollars in millions)	Three months ended June 30, 2019
	Consolidated	Commercial	Personal	E&S	Other*
Premiums:
Written premiums	$1,476	$879	$402	$78	$117
Unearned premiums change	(159)	(56)	(54)	(11)	(38)
Earned premiums	$1,317	823	$348	67	$79

Underwriting profit	$48	$12	$5	$17	$14

(Dollars in millions)	Six months ended June 30, 2019
	Consolidated	Commercial	Personal	E&S	Other*
Premiums:
Written premiums	$2,857	$1,775	$711	$149	$222
Unearned premiums change	(273)	(142)	(19)	(19)	(93)
Earned premiums	$2,584	$1,633	$692	$130	$129

Underwriting profit	$139	$88	$1	$28	$22

  Dollar amounts shown are rounded to millions; certain amounts may not add due to rounding. Ratios are calculated based on dollar amounts in thousands.
*Included in Other are the results of Cincinnati Re and Cincinnati Global, acquired on February 28, 2019.

                   CINF 2Q20 Release 15

Cincinnati Financial Corporation
Other Measures
•Value creation ratio: This is a measure of shareholder value creation that management believes captures the contribution of the company’s insurance operations, the success of its investment strategy and the importance placed on paying cash dividends to shareholders. The value creation ratio measure is made up of two primary components: (1) rate of growth in book value per share plus (2) the ratio of dividends declared per share to beginning book value per share. Management believes this measure is useful, providing a meaningful measure of long-term progress in creating shareholder value. It is intended to be all-inclusive regarding changes in book value per share, and uses originally reported book value per share in cases where book value per share has been adjusted, such as adoption of Accounting Standards Updates with a cumulative effect of a change in accounting.
• Written premium: Under statutory accounting rules in the U.S., property casualty written premium is the amount recorded for policies issued and recognized on an annualized basis at the effective date of the policy. Management analyzes trends in written premium to assess business efforts. The difference between written and earned premium is unearned premium.

Value Creation Ratio Calculations

(Dollars are per share)	Three months ended June 30,		Six months ended June 30,
	2020	2019	2020	2019
Value creation ratio:
End of period book value*	$57.56	$55.92	$57.56	$55.92
Less beginning of period book value	50.02	52.88	60.55	48.10
Change in book value	7.54	3.04	(2.99)	7.82
Dividend declared to shareholders	0.60	0.56	1.20	1.12
Total value creation	$8.14	$3.60	$(1.79)	$8.94

Value creation ratio from change in book value**	15.1%	5.7%	(5.0)%	16.3%
Value creation ratio from dividends declared to shareholders***	1.2	1.1	2.0	2.3
Value creation ratio	16.3%	6.8%	(3.0)%	18.6%

* Book value per share is calculated by dividing end of period total shareholders' equity by end of period shares outstanding
** Change in book value divided by the beginning of period book value
*** Dividend declared to shareholders divided by beginning of period book value

                   CINF 2Q20 Release 16